Exhibit 10.11
AMENDMENT
TO THE SECOND AMENDED AND RESTATED
BYLAWS OF HINES NY CORE OFFICE TRUST
          This Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Bylaws (the “Bylaws”) of Hines NY Core Office Trust, a Maryland real estate investment trust formerly known as Hines-Sumisei NY Core Office Trust (the “Trust”), was approved by the Trust’s Board of Trustees effective as of April 2, 2008. Capitalized terms used and not otherwise defined herein shall for all purposes of this Amendment have the respective meanings as specified in the Bylaws.
Recitals
          WHEREAS, the trustees of the Trust (the “Trustees”) have adopted this Amendment pursuant to Article XII of the Bylaws.
          NOW, THEREFORE, the Bylaws are hereby amended as follows:
          1. All references to “Hines-Sumisei” are replaced with “Hines.”
          2. The last paragraph of Section 3.1(b) is hereby deleted in its entirety.
          3. Section 3.6 is hereby amended to delete the following sentences:
          “Notwithstanding the foregoing, at least one SLR Designee, as such term is defined in the Second Amended and Restated Shareholder Agreement, dated December 21, 2005, among General Motors Investment Management Corporation, First Plaza Group Trust, GMAM Core Plus II-NYC-DC, LLC, Xerox Corporation Trust Agreement to Fund Retirement Plans, Hines US Core Office Capital Associates III Limited Partnership, Hines-Sumisei U.S. Core Office Fund, L.P., and the Trust (the SLR Designee being referred to herein as the “Mandatory Party”), must be present at any meeting of the Trustees. If any Mandatory Party is unable to attend a meeting of the Trustees, such meeting may be adjourned and/or rescheduled until such time as such Mandatory Party is able to attend the meeting. Notwithstanding the preceding sentence, if any Mandatory Party, acting in good faith, is unable to attend a meeting of the Trustees on the meeting date specified in the notice of such meeting or within five (5) Business Days thereafter, then a quorum for such meeting shall consist of a majority (attending personally) of the persons then serving as members of the Board of Trustees (other than the Mandatory Party who is not able to attend).”
     4. Section 3.12 is hereby amended to delete the following words from the first sentence:
          “, each consisting of at least one SLR Designee,”

          Except as amended hereby, the rest and remainder of the Trust’s Bylaws shall be and remain in full force and effect.